Exhibit 99.1

Pixelworks Reports Fourth Quarter and Full Year 2020 Financial Results
Mobile Grows 49% Sequentially, Expanding to 22% of Total Revenue
SAN JOSE, Calif., Feb. 11, 2021 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced financial results for the fourth quarter and full year ended December 31, 2020.
Fourth Quarter and Recent Highlights
•Mobile revenue grew 49% sequentially, driven by increased demand from OEM customers in support of recent and upcoming launches of new smartphones
•Commenced initial production shipments of new sixth-generation mobile visual processor (i6) to leading smartphone customers in advance of scheduled product launches in early 2021
•GAAP gross margin was 45.5% and non-GAAP gross margin was 49.6%
•Expanded multi-year collaboration agreement with TCL to incorporate Pixelworks visual processing in next-generation smartphone models featuring TCL’s NXTVISION displays
•Closed a strategic private placement round with MTM-Xinhe and other accredited investors as well as a follow-on public offering of stock, generating combined net proceeds of $18.9 million
•Ended the quarter with $31.5 million in cash, cash equivalents and short-term investments, no long-term debt and no outstanding balance on existing line of credit
“Fourth quarter revenue increased 18% sequentially, driven by second consecutive quarter of solid growth in Mobile and an initial recovery of customer demand in the Projector market,” commented Todd DeBonis, President and CEO of Pixelworks. “Following the pronounced impact the global pandemic had on our target end markets during the year, we’ve begun to observe gradual but improving order patterns from a majority of our lead customers. Specific to our Mobile business, we proactively utilized this period of disruptive market dynamics to become more deeply engaged with our customers on expanded programs aimed at differentiating their next-generation models with exceptional visual display quality. As a result, we have continued to secure a growing number of design-ins on upcoming smartphones that feature industry-leading color accuracy, HDR, higher frame rates and superior gaming performance. Also, during the quarter, we secured additional capital to significantly strengthen our balance sheet in support of expected near-term growth.
“Today, we believe our existing pipeline of active Mobile programs comfortably represents the opportunity to double the number of models launched in 2021 that incorporate Pixelworks’ technology. These collective engagements are comprised of increased penetration at existing customers across multiple tiers and at least two new customers, including our second tier-one mobile OEM. While we expect continued sequential growth in Mobile and improving dynamics in our non-mobile businesses to be offset by seasonality in the first quarter, we believe we are positioned to achieve significant year-over-year growth in our Mobile business as well as on a consolidated basis in 2021.”
Fourth Quarter Fiscal 2020 Financial Results
Revenue in the fourth quarter of 2020 was $9.6 million, compared to $8.2 million in the third quarter of 2020 and revenue of $16.0 million in the fourth quarter of 2019. The sequential revenue growth in the fourth quarter was driven by a combination of increased demand for mobile visual processors and an initial recovery of customer orders in the projector market. For the full year 2020, revenue was $40.9 million compared to full year revenue of $68.8 million in 2019. The year-over-year decline in revenue primarily reflects the impact of the global pandemic on end market demand in the projector and video delivery markets.
On a GAAP basis, gross profit margin in the fourth quarter of 2020 was 45.5%, compared to 48.5% in the third quarter of 2020 and 45.6% in the fourth quarter of 2019. GAAP gross profit margin for the full year 2020 was 49.4% compared to 50.2% in the prior year. Fourth quarter 2020 GAAP operating expenses were $11.3 million, compared to $12.1 million in the third quarter of 2020 and operating expenses of $12.2 million in the year-ago quarter. For full year 2020, GAAP operating expenses were $46.9 million compared to $47.6 million in the prior year.
For the fourth quarter of 2020, the Company recorded a GAAP net loss of $6.4 million, or ($0.15) per share, compared to a GAAP net loss of $8.1 million, or ($0.20) per share, in the third quarter of 2020 and a GAAP net loss of $4.5 million, or ($0.12)

per share, in the year-ago quarter. GAAP net loss for the full year 2020 was $26.5 million, or ($0.65) per share, compared to a GAAP net loss of $9.1 million, or ($0.24) per share, for the full year 2019.
On a non-GAAP basis, fourth quarter 2020 gross profit margin was 49.6%, compared to 55.6% in the third quarter of 2020 and 48.0% in the year-ago quarter. Fourth quarter 2020 non-GAAP operating expenses were $9.5 million, compared to $8.9 million in the third quarter of 2020 and $10.4 million in the year-ago quarter. Non-GAAP gross profit margin for the full year 2020 was 53.8% compared to 52.5% in the prior year. Non-GAAP operating expenses for full year 2020 were $37.3 million compared to $40.6 million in the prior year.
For the fourth quarter of 2020, the Company recorded a non-GAAP net loss of $4.9 million, or ($0.11) per share, compared to a non-GAAP net loss of $4.5 million, or ($0.11) per share, in the third quarter of 2020, and a non-GAAP net loss of $2.3 million, or ($0.06) per share, in the fourth quarter of 2019. For the full year 2020, non-GAAP net loss was $15.9 million, or ($0.39) per share, compared to non-GAAP net loss of $4.4 million, or ($0.12) per share, in 2019.
Adjusted EBITDA in the fourth quarter of 2020 was a negative $3.8 million, compared to a negative $3.5 million in the third quarter of 2020 and a negative $1.7 million in the year-ago quarter. For the full year 2020, adjusted EBITDA was a negative $11.6 million compared to a negative $0.7 million in the prior year.
Cash, cash equivalents and short-term investments at the end of the fourth quarter of 2020 were $31.5 million, compared to $16.8 million at the end of the third quarter of 2020.
Business Outlook
The Company’s current business outlook, including guidance for the first quarter of 2021, will be provided as part of the scheduled conference call.
Conference Call Information
Pixelworks will host a conference call today, February 11, 2021, at 2:00 p.m. Pacific Time, which can be accessed by calling 1-877-359-9508 and using passcode 5357438. A live audio webcast of the call can also be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live webcast, it will be archived for approximately 90 days. A replay of the conference call will also be available through Thursday, February 18, 2021, and can be accessed by calling 1-855-859-2056 and using passcode 5357438.
About Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays and video streaming services. Pixelworks is headquartered in San Jose, CA. For more information, please visit the company's web site at www.pixelworks.com.
Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.
Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude inventory step-up and backlog amortization, amortization of acquired intangible assets, stock-based compensation expense, and restructuring expenses, which are all required under GAAP as well as the tax effect of the non-GAAP adjustments. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss before interest income and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above.
Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period-to-period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis.
Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-

GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks' website.
Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s digital projection, mobile, and video delivery businesses, including market movement and demand, customer engagements, growth in the mobile market, recovery of the projector market, strategy, and additional guidance, particularly as to the business outlook and current market environment and the impact of the COVID-19 pandemic on the same. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to execute on our strategy; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanding markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources; our ability to attract and retain key personnel; and the impact of the COVID-19 pandemic on our business and on our suppliers and customers. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2019 as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.
[Financial Tables Follow]

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Revenue, net	$9,638	$8,190	$16,023	$40,855	$68,755
Cost of revenue (1)	5,253	4,214	8,723	20,670	34,260
Gross profit	4,385	3,976	7,300	20,185	34,495
Operating expenses:
Research and development (2)	6,397	6,062	6,724	25,040	26,018
Selling, general and administrative (3)	4,870	4,621	5,474	19,840	21,202
Restructuring	19	1,430	—	2,041	398
Total operating expenses	11,286	12,113	12,198	46,921	47,618
Loss from operations	(6,901)	(8,137)	(4,898)	(26,736)	(13,123)
Interest income (expense) and other, net	7	(28)	324	9	594
Gain on loan extinguishment	796	—	—	796	—
Gain on sale of patents	—	—	—	—	3,905
Total other income (expense), net	803	(28)	324	805	4,499
Loss before income taxes	(6,098)	(8,165)	(4,574)	(25,931)	(8,624)
Provision (benefit) for income taxes	341	(26)	(118)	598	453
Net loss	$(6,439)	$(8,139)	$(4,456)	$(26,529)	$(9,077)
Net loss per share - basic and diluted	$(0.15)	$(0.20)	$(0.12)	$(0.65)	$(0.24)
Weighted average shares outstanding - basic and diluted	43,735	40,766	38,370	40,712	37,851
——————
(1) Includes:
Amortization of acquired intangible assets	298	298	298	1,192	1,192
Stock-based compensation	87	117	100	432	367
Restructuring	7	166	—	173	—
Inventory step-up and backlog amortization	—	—	—	—	12
(2) Includes stock-based compensation	669	820	611	2,943	2,545
(3) Includes:
Stock-based compensation	1,000	913	1,086	4,296	3,737
Amortization of acquired intangible assets	76	76	76	304	312

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$4,385	$3,976	$7,300	$20,185	$34,495
Amortization of acquired intangible assets	298	298	298	1,192	1,192
Stock-based compensation	87	117	100	432	367
Restructuring	7	166	—	173	—
Inventory step-up and backlog amortization	—	—	—	—	12
Total reconciling items included in gross profit	392	581	398	1,797	1,571
Non-GAAP gross profit	$4,777	$4,557	$7,698	$21,982	$36,066
Non-GAAP gross profit margin	49.6%	55.6%	48.0%	53.8%	52.5%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$11,286	$12,113	$12,198	$46,921	$47,618
Reconciling item included in research and development:
Stock-based compensation	669	820	611	2,943	2,545
Reconciling items included in selling, general and administrative:
Stock-based compensation	1,000	913	1,086	4,296	3,737
Amortization of acquired intangible assets	76	76	76	304	312
Restructuring	19	1,430	—	2,041	398
Total reconciling items included in operating expenses	1,764	3,239	1,773	9,584	6,992
Non-GAAP operating expenses	$9,522	$8,874	$10,425	$37,337	$40,626
Reconciliation of GAAP and non-GAAP net loss
GAAP net loss	$(6,439)	$(8,139)	$(4,456)	$(26,529)	$(9,077)
Reconciling items included in gross profit	392	581	398	1,797	1,571
Reconciling items included in operating expenses	1,764	3,239	1,773	9,584	6,992
Reconciling items included in total other income, net	(796)	—	—	(796)	(3,905)
Tax effect of non-GAAP adjustments	144	(137)	(49)	—	—
Non-GAAP net loss	$(4,935)	$(4,456)	$(2,334)	$(15,944)	$(4,419)

Non-GAAP net loss per share - basic and diluted	$(0.11)	$(0.11)	$(0.06)	$(0.39)	$(0.12)

Non-GAAP weighted average shares outstanding - basic and diluted	43,735	40,766	38,370	40,712	37,851

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2020		2020		2019		2020		2019
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net loss
GAAP net loss	$(0.15)	$(0.15)	$(0.20)	$(0.20)	$(0.12)	$(0.12)	$(0.65)	$(0.65)	$(0.24)	$(0.24)
Reconciling items included in gross profit	0.01	0.01	0.01	0.01	0.01	0.01	0.04	0.04	0.04	0.04
Reconciling items included in operating expenses	0.04	0.04	0.08	0.08	0.05	0.05	0.24	0.24	0.18	0.18
Reconciling items included in total other income, net	(0.02)	(0.02)	—	—	—	—	(0.02)	(0.02)	(0.10)	(0.10)
Tax effect of non-GAAP adjustments	—	—	—	—	—	—	—	—	—	—
Non-GAAP net loss	$(0.11)	$(0.11)	$(0.11)	$(0.11)	$(0.06)	$(0.06)	$(0.39)	$(0.39)	$(0.12)	$(0.12)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN *
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	45.5%	48.5%	45.6%	49.4%	50.2%
Amortization of acquired intangible assets	3.1	3.6	1.9	2.9	1.7
Stock-based compensation	0.9	1.4	0.6	1.1	0.5
Restructuring	0.1	2.0	—	0.4	—
Inventory step-up and backlog amortization	—	—	—	—	0.0
Total reconciling items included in gross profit	4.1	7.1	2.5	4.4	2.3
Non-GAAP gross profit margin	49.6%	55.6%	48.0%	53.8%	52.5%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(6,439)	$(8,139)	$(4,456)	$(26,529)	$(9,077)
Stock-based compensation	1,756	1,850	1,797	7,671	6,649
Gain on loan extinguishment	(796)	—	—	(796)	—
Amortization of acquired intangible assets	374	374	374	1,496	1,504
Tax effect of non-GAAP adjustments	144	(137)	(49)	—	—
Restructuring	26	1,596	—	2,214	398
Gain on sale of patents	—	—	—	—	(3,905)
Inventory step-up and backlog amortization	—	—	—	—	12
Non-GAAP net loss	$(4,935)	$(4,456)	$(2,334)	$(15,944)	$(4,419)
EBITDA adjustments:
Depreciation and amortization	$983	$861	$1,013	$3,737	$3,837
Non-GAAP interest expense (income) and other, net	(7)	28	(324)	(9)	(594)
Non-GAAP provision for income taxes	197	111	(69)	598	453
Adjusted EBITDA	$(3,762)	$(3,456)	$(1,714)	$(11,618)	$(723)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$31,257	$7,257
Short-term marketable securities	250	6,975
Accounts receivable, net	4,672	10,915
Inventories	2,445	5,401
Prepaid expenses and other current assets	1,010	1,689
Total current assets	39,634	32,237
Property and equipment, net	5,103	4,608
Operating lease right of use assets	6,606	5,434
Other assets, net	1,081	1,267
Acquired intangible assets, net	1,207	2,704
Goodwill	18,407	18,407
Total assets	$72,038	$64,657
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$995	$818
Accrued liabilities and current portion of long-term liabilities	9,452	8,692
Current portion of income taxes payable	147	164
Total current liabilities	10,594	9,674
Long-term liabilities, net of current portion	1,007	982
Operating lease liabilities, net of current portion	5,088	4,212
Income taxes payable, net of current portion	2,479	2,260
Total liabilities	19,168	17,128
Shareholders’ equity	52,870	47,529
Total liabilities and shareholders’ equity	$72,038	$64,657

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Elias Nader
P: +1-408-200-9271
E: enader@pixelworks.com